As filed with the Securities and Exchange Commission on January 27, 1999
                                                     Registration No. 333-23707
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                               MITEK SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

                            10070 CARROLL CANYON ROAD
                          SAN DIEGO, CALIFORNIA  92131
                    (Address of principal executive offices)

             DELAWARE                                      87-0418827
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                     Identification No.)


                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                           (Full title of the plan)

                               ------------------

                               MITEK SYSTEMS, INC.
                            10070 CARROLL CANYON ROAD
                           SAN DIEGO, CALIFORNIA 92131
                                  (619) 635-5900
                      (Name, address, and telephone number,
                    including area code, of agent for service)
                               ------------------

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
                                                        Proposed       Proposed
                                                         Maximum        Maximum
    Title of              Amount          Offering      Aggregate      Amount of
   Securities             to be          Price Per       Offering     Registration
to be Registered        Registered        Share(1)       Price(1)         Fee
----------------------------------------------------------------------------------
Common Stock,
$.001 par value       1,372,547 shares     $1.25        $1,715,684       $477
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------


(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock of Mitek Systems, Inc. as reported on January 25, 1999 on the NASDAQ SmallCap Market.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     Mitek Systems, Inc., a Delaware corporation ("Registrant"), hereby files this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-23707 which is incorporated herein by reference) ("Registration Statement") for the purposes of registering an additional 1,372,547 shares of the Registrant's common stock, par value $.001 per share ("Common Stock") issuable to employees of the Registrant under the Mitek Systems, Inc. Amended and Restated 1996 Stock Option Plan (the "Plan").

     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other, subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 26, 1999.

MITEK SYSTEMS, INC.


By: /s/ JOHN M. THORNTON
   ------------------------------------------
    John M. Thornton, Chief Executive Officer



                              POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints JOHN
M. THORNTON his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, at any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature                  Title                                Date
---------                  -----                                ----

/s/ JAMES D. DEBELLO       Director                             January 26, 1999
------------------------
James B. DeBello

/s/ GERALD I. FARMER       Director                             January 26, 1999
------------------------
Gerald I. Farmer

/s/ DANIEL E. STEIMLE      Director                             January 26, 1999
------------------------
Daniel E. Steimle

/s/ JOHN M. THORNTON       Chairman of the Board, Chief         January 26, 1999
------------------------   Executive Officer  and Director
John M. Thornton

/s/ SALLY B. THORNTON
------------------------
Sally B. Thornton          Director                             January 26, 1999


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